As filed with the Securities and Exchange Commission on April 24, 2009

Registration No. 333-153197

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8/A

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	36-0698440
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois
60064-6400
(847) 937-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ABBOTT LABORATORIES 1996 INCENTIVE STOCK PROGRAM

(Full title of the plan)

Laura J. Schumacher
Executive Vice President, General Counsel and Secretary

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (847) 937-6100

EXPLANATORY STATEMENT

On August 26, 2008, a total of 23,248,652 common shares of the Registrant were registered on Form S-8 (file no. 333-153197) for issuance under the Abbott Laboratories 1996 Incentive Stock Program (the “1996 Program”).  On April 24, 2009, the Registrant’s shareholders approved the Abbott Laboratories 2009 Incentive Stock Program (the “2009 Program”).  No additional awards will be made under the 1996 Program and the shares that were available for new grants under the 1996 Program immediately before April 24, 2009 are now issuable under the 2009 Program.  Pursuant to Instruction E to Form S-8 and Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Commission’s Division of Corporation Finance (July 1997), 23,248,652 of the unissued shares previously registered pursuant to this registration statement with respect to the 1996 Program are being carried forward and deemed covered by the registration statement on Form S-8 relating to the 2009 Program that is being filed on the date hereof.  The Registrant hereby de-registers such shares as of the date of this post-effective amendment.

PART II

Item 8. Exhibits.

See Exhibit Index, which is incorporated herein by reference.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Lake, State of Illinois, on April 24, 2009.

ABBOTT LABORATORIES

/s/ THOMAS C. FREYMAN
Thomas C. Freyman
Executive Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board, Chief Executive Officer, and Director	April 24, 2009
Miles D. White

/s/ THOMAS C. FREYMAN	Executive Vice President, Finance and Chief Financial Officer (principal financial officer)	April 24, 2009
Thomas C. Freyman

*	Vice President and Controller (principal accounting officer)	April 24, 2009
Greg W. Linder

	Director	April 24, 2009
Robert J. Alpern

*	Director	April 24, 2009
Roxanne S. Austin

*	Director	April 24, 2009
William M. Daley

*	Director	April 24, 2009
W. James Farrell

*	Director	April 24, 2009
H. Laurance Fuller

*	Director	April 24, 2009
William A. Osborn

*	Director	April 24, 2009
David A. L. Owen

*	Director	April 24, 2009
Boone Powell Jr.

*	Director	April 24, 2009
W. Ann Reynolds

Signature	Title	Date

*	Director	April 24, 2009
Roy S. Roberts

*	Director	April 24, 2009
Samuel C. Scott III

*	Director	April 24, 2009
William D. Smithburg

*	Director	April 24, 2009
Glenn F. Tilton

*By:
/s/ LAURA SCHUMACHER
Laura Schumacher, Esq.
Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description
24.1	Power of Attorney (previously filed with the Form S-8 filed on August 26, 2008 and incorporated herein by reference).